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                            SCOTT'S LIQUID GOLD-INC.
                             1998 STOCK OPTION PLAN
                       AS AMENDED THROUGH DECEMBER 4, 2000


                               SECTION 1: PURPOSE

     The purpose of the Scott's Liquid Gold-Inc. 1998 Stock Option Plan (the "Plan") is to further the growth and development of Scott's Liquid Gold-Inc. (the "Company") by affording an opportunity for stock ownership to selected employees and Directors of the Company and its Subsidiaries who are responsible for the performance of various duties for the Company or its Subsidiaries and/or who are involved in endeavors significant to the success of the Company or its Subsidiaries.

                             SECTION 2: DEFINITIONS

     Unless otherwise indicated, the following words when used herein shall have the following meanings:

          (a) "Board of Directors" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (c) "Common Stock" shall mean the Company's common stock (par value $0.10 per share) and any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.

          (d) "Director" shall mean a member of the Board of Directors.

          (e) "Incentive Stock Option" shall mean any option granted to an eligible employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of
     Section 422 of the Code.

          (f) "Nonqualified Stock Option" shall mean any option granted to an eligible employee or Director under the Plan which is not an Incentive Stock Option.

          (g) "Option" shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.

          (h) "Option Agreement" shall mean the agreement specified in Section 7.2.

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          (i) "Optionee" shall mean any employee or Director who is granted an
     Option under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.

          (j) "Parent" shall mean a parent corporation of the Company as defined in Section 424(e) of the Code.

          (k) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          (l) "Termination for Cause" shall mean an involuntary severance of employment on account of: (1) refusal to obey written or verbal directions of a lawful and/or moral nature issued by a supervisor or corporate officer or by the Board of Directors; (2) fraud or dishonesty directed against the Company or any of its Subsidiaries; (3) breach of any material obligation of nondisclosure or confidentiality owed to the Company or any of its Subsidiaries, including any such breach pertaining to rules and regulations of the Securities and Exchange Commission; (4) commission of any criminal offense which constitutes a felony in the jurisdiction in which the offense is committed; or (5) violation of any Company rules or regulations, such as those pertaining to attendance, which constitutes grounds for dismissal.

                            SECTION 3: EFFECTIVE DATE

     The effective date of the Plan is November 9, 1998; provided, however, that the adoption of the Plan by the Board of Directors is subject to approval and ratification by the shareholders of the Company within twelve months of the effective date. Options granted under the Plan prior to approval of the Plan by the shareholders of the Company shall be subject to approval of the Plan by the shareholders of the Company.

                            SECTION 4: ADMINISTRATION

     4.1 ADMINISTRATIVE COMMITTEE. The Plan shall be administered by a Committee appointed by and serving at the pleasure of the Board of Directors, consisting of not fewer than two Directors (the "Committee"). The Committee may, but need not, be the existing Compensation Committee of the Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee, and vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

     4.2 COMMITTEE MEETINGS AND ACTIONS. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee.

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     4.3 POWERS OF COMMITTEE AND BOARD OF DIRECTORS. The Committee shall recommend to the Board of Directors specific Option grants and the terms and conditions of Options granted under the Plan. The Committee shall recommend to the Board of Directors rules and regulations for administration of the Plan. In recommending Option grants, the Committee shall take into consideration the contribution the Optionee has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Board of Directors, after considering recommendations by the Committee, shall have the full and exclusive right to grant and determine terms and conditions of all Options granted under the Plan and to prescribe, amend, and rescind rules and regulations for administration of the Plan. The actions of the Board of Directors with respect to the Plan shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

     4.4 INTERPRETATION OF PLAN. The determination of the Board of Directors as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

     4.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                      SECTION 5: STOCK SUBJECT TO THE PLAN

     5.1 NUMBER. The aggregate number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not exceed 1,100,000 shares. Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

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     5.2 UNUSED STOCK. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

     5.3 ADJUSTMENT FOR CHANGE IN OUTSTANDING SHARES. If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Board of Directors shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the number of shares of stock subject to each outstanding Option and the Option prices in order to prevent the dilution or enlargement of any Optionee's rights. In making such adjustments, fractional shares shall be rounded to the nearest whole share. The determinations of the Board of Directors in making adjustments shall be final and conclusive.

     5.4 REORGANIZATION OR SALE OF ASSETS. If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to hereinafter as a "Reorganization Event"), the Board of Directors shall, as to outstanding Options, either: (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the Common Stock, provided that no additional benefits shall be conferred upon Optionees as a result of such substitution, and provided further that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof; or (2) upon written notice to all Optionees, which notice shall be given not less than twenty days prior to the effective date of the Reorganization Event, provide that all unexercised Options must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate. In response to a notice provided pursuant to clause (2) of the preceding sentence, an Optionee may make an irrevocable election to exercise the Optionee's Option contingent upon and effective as of the effective date of the Reorganization Event. The Board of Directors may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event.

                             SECTION 6: ELIGIBILITY

     All full-time employees of the Company and its Subsidiaries shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. For purposes of this Section 6, a full-time employee shall be any employee of the

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Company or any of its Subsidiaries who is regularly scheduled to work at least forty hours per week. Directors who are not employees of the Company or its Subsidiaries shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.

                           SECTION 7: GRANT OF OPTIONS

     7.1 GRANT OF OPTIONS. The Board of Directors may from time to time in its discretion determine which of the eligible employees and Directors of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options to the extent that the aggregate fair market value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Incentive Stock Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000.

     7.2 OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), and shall state the number of shares of Common Stock, as designated by the Board of Directors, to which that Option pertains. More than one Option may be granted to an eligible person.

     7.3 OPTION PRICE. The option price per share of Common Stock under each Option shall be determined by the Board of Directors and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. The option price for Nonqualified Stock Options granted under the Plan shall not be less than 85% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option. Notwithstanding the foregoing, in no event shall the option price per share be less than the par value of the Common Stock.

     7.4 DETERMINATION OF FAIR MARKET VALUE. If the Common Stock (which is currently listed on the New York Stock Exchange) is listed upon an established stock exchange, then the fair market value per share shall be deemed to be the quoted closing price of the Common Stock on such stock exchange on the day for which the determination is made, or if no sales of the Common Stock shall have been made on the stock exchange on that day, on the next preceding day on which there was such a sale. If the Common Stock is listed upon more than one established stock exchange, the fair market value per share shall be deemed to be the average of the quoted closing prices of the Common Stock on all such stock exchanges on the day for which the determination

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is made, determined for each such stock exchange in accordance with the preceding sentence. If the Common Stock is not listed upon any established stock exchange but is traded in the NASDAQ National Market System, the fair market value per share shall be deemed to be the closing price of the Common Stock in the National Market System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If the Common Stock is not listed upon any established stock exchange and is not traded in the National Market System, the fair market value per share shall be deemed to be the mean between the dealer "bid" and "ask" closing prices of the Common Stock on the NASDAQ System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If none of these conditions apply, the fair market value per share shall be deemed to be an amount as determined in good faith by the Board of Directors by applying any reasonable valuation method.

     7.5 DURATION OF OPTIONS. Each Option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.

     7.6 ADDITIONAL LIMITATIONS ON GRANT. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 424(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

     7.7 OTHER TERMS AND CONDITIONS. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Board of Directors shall deem appropriate, including, without limitation, provisions that relate the Optionee's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Board of Directors or the occurrence of certain events specified by the Board of Directors.

                         SECTION 8: EXERCISE OF OPTIONS

     8.1 MANNER OF EXERCISE. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by: (1) payment in full to the Company of the purchase price of the shares to be purchased; plus (2) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the

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Option; and (3) a representation meeting the requirements of Section 11.2 if requested by the Company.

     8.2 PAYMENT OF PURCHASE PRICE. Payment for shares and withholding taxes shall be in the form of either: (1) cash; or (2) a personal check to the order of the Company; or (3) in any combination thereof.

                 SECTION 9: EFFECT OF TERMINATION OF EMPLOYMENT

     9.1 TERMINATION OF EMPLOYMENT OTHER THAN UPON DEATH OR DISABILITY AND OTHER THAN TERMINATION FOR CAUSE. Upon termination of an Optionee's employment with the Company or a Subsidiary other than upon death or disability (within the meaning of Section 22(e)(3) of the Code) and other than a Termination for Cause, an Optionee may, at any time within three months after the date of termination but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of terminated Optionees not exercised within the period specified herein shall terminate.

     9.2 TERMINATION BY DEATH OF OPTIONEE. If an Optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of employment with the Company or a Subsidiary under circumstances to which Section 9.1 applies, the personal representatives of the Optionee's estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time within the year after the date of death but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Optionees not exercised within the period specified herein shall terminate.

     9.3 TERMINATION BY DISABILITY OF OPTIONEE. Upon termination of an Optionee's employment with the Company or a Subsidiary by reason of the Optionee's disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise the Option at any time within one year after the date of termination but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Optionees not exercised within the period specified herein shall terminate.

     9.4 TERMINATION OF DIRECTORS. For purposes of this Section 9, a termination of employment shall be deemed to include the termination of a Director's service as a member of the Board of Directors.

     9.5 OTHER TERMINATIONS. Upon termination of an Optionee's employment with the Company or a Subsidiary under circumstances other than those set forth in Sections

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9.1, 9.2 or 9.3, including without limitation a Termination for Cause, Options granted to the Optionee shall terminate immediately.

     9.6 EXTENSION OF OPTION TERMINATION DATE. No Option granted under this Plan may be extended by either the Committee or the Board of Directors.


                    SECTION 10: NON-TRANSFERABILITY OF OPTION

     Options granted pursuant to the Plan are not transferable by the Optionee other than by Will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

                         SECTION 11: ISSUANCE OF SHARES

     11.1 TRANSFER OF SHARES TO OPTIONEE. As soon as practicable after the Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 8.1, the Company shall issue or transfer to the Optionee the number of shares of Common Stock as to which the Option has been exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the fair market value (as determined in accordance with Section 7.4) of such fractional shares on the date of exercise. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

     11.2 INVESTMENT REPRESENTATION. Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Optionee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

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                             SECTION 12: AMENDMENTS

     The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted. Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 5.3, and no amendment shall be made which reduces the price at which the Common Stock may be offered under the Plan below the minimum required by Section 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for participation in the Plan. Subject to the terms and conditions of the Plan, the Board of Directors may modify outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Optionee.

                            SECTION 13: TERM OF PLAN

     This Plan shall terminate on November 8, 2008; provided, however, that the Board of Directors may at any time prior thereto suspend or terminate the Plan.

                        SECTION 14: RIGHTS AS STOCKHOLDER

     An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

                        SECTION 15: NO EMPLOYMENT RIGHTS

     Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee's employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

                            SECTION 16: GOVERNING LAW

     This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.

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